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                             SHAREHOLDERS' AGREEMENT


                  THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made as of March 22, 1999, among AD-STAR SERVICES, INC., a New York corporation, with its principal offices at 4553 Glencove Avenue, Marina del Rey, California 90292 (the "Company"), those persons who are current holders of the Company's Common Stock, no par value (the "Common Stock") who are identified on Exhibit A hereto (the "Shareholders") and those persons (the "Investors") who are purchasing the Company's 12% convertible subordinated unsecured notes (the "Notes").

         WHEREAS, the Investors have entered into a Subscription Agreement with the Company (the "Subscription Agreement"), pursuant to which the Investors have agreed to purchase 10 of the Company's 12% convertible subordinated unsecured notes, which are convertible into shares of the Common stock;

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Subscription Agreement that the Company, the Investors and each of the Shareholders shall have entered into this Agreement;

         WHEREAS, each Shareholder presently owns the number of shares of the Common Stock set forth opposite the name of such Shareholder on Exhibit A hereto and may in the future acquire, or obtain the right to acquire, additional equity securities of the Company (all such shares and equity securities, the "Current Holder Shares").

         In consideration of the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.   TAG-ALONG RIGHTS.

                  1.1 PROHIBITION ON TRANSFERS. None of the Shareholders, individually or jointly, shall sell, assign, transfer, hypothecate, pledge, encumber or otherwise dispose of ("Transfer") any shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock or any securities or other instruments convertible into shares of Common Stock, now owned or hereafter acquired ("Covered Securities"), except as provided in this
Section 1 or in Section 2 hereof.

                  1.2 NOTICE OF PROPOSED TRANSFER. Any Shareholder (a "Selling Shareholder") which enters into an agreement providing for the Transfer of any Covered Securities in a transaction covered by this Section 1 (a "Proposed Transfer") shall promptly provide written notice of such fact (a "Notice of Transfer") to the Company and the Investors. The Notice of Transfer shall set forth: (a) the name and address of the proposed transferee (the "Proposed Transferee"), (b) the number or amount and nature of the Covered Securities proposed to be transferred, (c) the proposed amount and form of consideration and terms and conditions of payment offered by the Proposed Transferee (the "Transfer Terms") and (d) that the Proposed Transferee has been informed of the "tag-along right" provided for in this Agreement and has agreed that such Proposed Transfer be accomplished in accordance with the terms hereof.

                  1.3 EXERCISE OF TAG-ALONG RIGHT. Each Investor who holds at least ten percent (10%) of the aggregate number of Notes outstanding or Common Stock issued upon conversion thereof
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shall have the right to offer for sale to the Proposed Transferee, as a condition of such sale by the Selling Shareholder and pursuant to the Transfer Terms, the same proportion of shares of Common Stock owned by the Investor (either directly or upon the conversion of the Notes held by such Investor, such shares of Common Stock, the "Investor Shares") as the Proposed Transfer represents with respect to Covered Securities then owned by such Selling Shareholder. An Investor who wishes to have any of its Investor Shares included in a Proposed Transfer shall give written notice (a "Participation Notice") to the Selling Shareholder within twenty (20) days of the giving of the Notice of Transfer, stating that such Investor wishes to sell the indicated number of Investor Shares in the Proposed Transfer on the Transfer Terms, which number of Investor Shares shall not exceed the maximum number permitted pursuant to this
Section 1.3.

                  1.4 CHANGE IN TERMS. If any of the Transfer Terms shall be changed in any way, then each Investor (whether or not such Investor gave a Participation Notice shall have the right, for a period of twenty (20) days, to re-examine its decision and to send to the Selling Shareholder a rescission of its previously-given Participation Notice or a new Participation Notice.

                  1.5 SECURITIES INCLUDED IN TRANSFER, CONSUMMATION OF TRANSFER.

                           (a) All of the Covered Securities and all of the
Investor Shares to be included in a Proposed Transfer pursuant to a Participation Notice (such Covered Securities and Investor Shares collectively, the "Subject Securities") shall be sold on the same terms and conditions, except that only the Selling Shareholder shall be required to provide any representations or warranties to the Proposed Transferee regarding the Subject Securities other than standard representations and warranties as to ownership of the Subject Securities.

                           (b) All sales shall be consummated simultaneously.

         SECTION 2. PERMITTED TRANSFERS. Any Shareholder may at any time, except as prohibited by any agreement or understanding such Shareholder has with the Company, transfer (i) all or any portion of its Covered Securities to an Affiliate (as such term is defined in the Securities Act of 1933, as amended) of such Shareholder; (ii) not more than two percent (2%), in the aggregate, of its Covered Securities to any third parties who are not Affiliates (as such term is defined in the Securities Act of 1933, as amended); or (iii) pursuant to Rule 144 of the Securities Act of 1933, as amended (such transfer, a "Permitted Transfer"); provided, however, that, with respect to items (i) and (ii) of this
Section 2, (a) the transferee shall agree in writing to be bound by the terms and provisions of this Agreement, (b) the transferor shall cause all parties to this Agreement to be notified in writing of such transfer and (c) such transfer shall constitute a complete disposition of the Covered Securities transferred, and shall neither constitute a pledge or other encumbrance thereof nor include any repurchase or similar right, but shall provide the transferee of the Covered Securities with the ability to comply in full with the terms and conditions of this Agreement.

         SECTION 3. LEGEND ON COVERED SECURITIES.

         The certificates for all Covered Securities to be issued to any Shareholder or transferred pursuant to a Permitted Transfer shall prominently bear the following restrictive endorsement (in addition to a standard securities law legend):

                  "The shares represented by this Certificate or for which this Certificate or Instrument is exercisable or into which this Certificate or Instrument is convertible are subject to all of the terms and conditions of a


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                  Shareholders' Agreement dated as of March , 1999, a copy of which is on file at the principal office of the Company."


         SECTION 4. GENERAL PROVISIONS.

                  4.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement.

                  4.2 NOTICES. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party by any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made. Any notice or other communication given hereunder shall be addressed to the addressee at its address for notices set forth as set forth above or as indicated on the signature page hereto.

                  4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  4.4 HEADINGS. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

                  4.5 SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

                  4.6 CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                  4.7 EXPENSES. The Company shall pay all reasonable costs, fees and expenses of the Purchasers in connection with the preparation of this Agreement and any other documents or certificates executed concurrently herewith and the closing of the transactions contemplated hereby.

                  4.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  4.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

                  4.10 INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investors and their affiliates, and their respective partners, officers, directors, representatives,


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employees and agents from and against all losses, claims, damages and liabilities in connection with or arising out of any breach by the Company of its obligations under this Agreement or the transactions contemplated hereby or in connection with or arising out of any litigation, investigation or proceeding relating thereto, and to reimburse upon demand each of such indemnifiable parties currently and from time to time for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity shall not apply to any losses, claims, damages, liabilities or related expenses to the extent a court of competent jurisdiction shall have determined in a final judgment that is not subject to further appeal that the foregoing shall have resulted primarily and directly from the willful misconduct or gross negligence of such indemnifiable party.

                  4.11 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject mater thereof and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  4.12 FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  4.13 SUCCESSORS AND ASSIGNS. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Subscription Agreement, except as expressly provided in this Subscription Agreement. Neither this Subscription Agreement, nor its rights and obligations hereunder can be assigned by the Company, and any such attempted assignment will be void.

                  4.14 MERGER. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.




                       THIS SPACE INTENTIONALLY LEFT BLANK


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         IN WITNESS WHEREOF, the parties have executed this Subscription
Agreement as of the day and year first above written.


COMPANY:                                    AD-STAR SERVICES, INC.,
                                            a New York corporation

                                            By: ________________________________
                                                Leslie Bernhard,
                                                President

                                            By: ________________________________
                                                Name:    _______________________
                                                Title:   _______________________

INVESTORS:                                  ROLLING OAKS ENTERPRISES, LLC
                                            a Delaware limited liability company

                                            By: ________________________________
                                                Craig J. Coleman
                                                Director of Operations

SHAREHOLDERS:
                                            ____________________________________
                                            Leslie Bernhard

                                            ____________________________________
                                            Eli Rousso


                                   Attachments
                       Exhibit A     List of Shareholders


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                              LIST OF SHAREHOLDERS



1.  Eli Rousso
2.  Leslie F. Bernhard